Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of August 22, 2011 (this “Security Agreement”) is being entered into among MASTEC, INC. a Florida corporation (the “Company” and a “Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE COMPANY AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A SECURITY JOINDER AGREEMENT (each a “Grantor” and together with the Company, collectively, the “Grantors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

WHEREAS, MasTec, Inc., a Florida corporation (the “Company”), certain of its Affiliates party thereto as borrowers, the lenders party thereto and Fleet Capital Corporation (“Fleet”), as administrative agent, entered into that certain Revolving Credit and Security Agreement dated as of January 22, 2002 (the “Original Agreement”), pursuant to which such lenders made a revolving credit facility with a letter of credit subfacility available to the Company and such Affiliates;

WHEREAS, (i) Fleet assigned all of its interests in the loans under the Original Agreement to Bank of America, (ii) Fleet resigned as administrative agent under the Original Agreement and (iii) Bank of America was appointed as successor administrative agent by the lenders party to the Original Agreement;

WHEREAS, the Company, certain of its Affiliates party thereto as borrowers, the lenders party thereto and the Administrative Agent entered into that certain Amended and Restated Loan and Security Agreement dated as of May 10, 2005 (the “First Amended and Restated Agreement”), pursuant to which such lenders agreed to amend and restate the Original Agreement and continue the availability of the revolving credit facility and the letter of credit subfacility to the Company and such Affiliates;

WHEREAS, the Company, certain of its Affiliates party thereto as borrowers (such Affiliates together with the Company, collectively, the “Existing Borrowers”), the lenders party thereto and the Administrative Agent entered into that certain Second Amended and Restated Loan and Security Agreement dated as of July 29, 2008 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”), pursuant to which such lenders agreed to amend and restate the First Amended and Restated Agreement and continue the availability of the revolving credit facility and the letter of credit subfacility to the Company and such Affiliates;

WHEREAS, the Existing Borrowers, Three Phase Acquisition Corp., a New Hampshire corporation, Precision Acquisition, LLC, a Wisconsin limited liability company, and MasTec Wireless Services, LLC, a Florida limited liability company, have granted liens and security interests to the Administrative Agent securing the obligations under the Existing Agreement pursuant to certain provisions set forth in Section 7 of the Existing Agreement (such provisions, collectively, the “Existing Security Provisions”);

WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, collectively, the “Borrowers” and, individually, a “Borrower”), the Administrative Agent, Bank of America, N.A., as Swing Line Lender and L/C Issuer, and the lenders now or hereafter party thereto (the “Lenders”), the Existing Agreement will be further amended and restated;

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Administrative Agent and the Lenders is the obligation of the Grantors to enter into this Security Agreement, and the Secured Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Grantors enter into this Security Agreement; and

WHEREAS, certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements;

NOW THEREFORE, in order to induce (a) the Administrative Agent and the Lenders to amend and restate the Existing Agreement and (b) the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and under the Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree that the Existing Security Provisions are hereby amended and restated in this Security Agreement, with the effect that the Existing Security Provisions as so amended and restated are hereby continued into this Security Agreement, and this Security Agreement shall constitute neither a release nor novation of any liens and security interests arising under any of the Existing Security Provisions nor a refinancing of any indebtedness or obligations arising thereunder or under the Existing Agreement or related documents, but rather the liens and security interests in effect under the Existing Security Provisions shall continue in effect on the terms hereof, as follows:

1. Certain Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Terms used in this Security Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings unless the context requires otherwise. In addition, for purposes of this Security Agreement, the following terms have the following definitions:

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank have been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“Qualifying Control Agreement” means (a) with respect to Investment Property credited to any securities account, an agreement executed by the applicable securities intermediary and the applicable Grantor, in form and substance reasonably acceptable to the Administrative Agent; (b) with respect to Deposit Accounts or tangible personal property Collateral in the possession, custody or control of any warehouseman or other bailee, an acknowledgment and agreement executed by the depositary institution or bailee, as the case may be, and (as to Deposit Accounts) the applicable Grantor, in form and substance reasonably acceptable to the Administrative Agent (provided that no Qualifying Control Agreement shall be required in respect of any Specified Deposit Account); (c) with respect to Letter-of-Credit Rights, an acknowledgment and agreement of the issuer or other applicable person nominated to accept drafts and or effect payment thereunder (the “Issuer”) of the related letter of credit in form and substance reasonably acceptable to the Administrative Agent; and (d) with respect to any Investment Property in the form of uncertificated securities, an agreement of the issuer of such Investment Property in form and substance reasonably acceptable to the Administrative Agent sufficient to confer control (within the meaning of Section 9-106 of the UCC) over such property and containing such other terms and provisions as the Administrative Agent may reasonably request.

“Secured Obligations” means (a) as to each Borrower, all of the Obligations, including, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) (i) under the Credit Agreement and each of the other Loan Documents (including this Security Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreements and Secured Hedge Agreements to which any Loan Party is now or hereafter becomes a party, and (b) as to each Subsidiary Guarantor, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) (i) under the Subsidiary Guaranty and each of the other Loan Documents (including this Security Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreements and Secured Hedge Agreements to which it is now or hereafter becomes a party.

“Specified Deposit Account” means (a) Deposit Accounts that are zero balance disbursement accounts, (b) Deposit Accounts used solely to fund payroll, payroll taxes and similar employment taxes or employee benefits in the ordinary course of business, (c) any Deposit Account, the balance of which is transferred at the end of each Business Day to a Deposit Account that is subject to the Administrative Agent’s control (as defined in Section 9-104 of the UCC) and (d) other Deposit Accounts with an amount on deposit of less than $1,000,000 at any time with respect to any particular Deposit Account and less than $2,500,000 at any time in the aggregate for all such Deposit Accounts.

2. Grant of Security Interest. Each Grantor grants as collateral security for the payment, performance and satisfaction of the Secured Obligations, to the Administrative Agent for the benefit of the Secured Parties a continuing first priority security interest (subject only to Permitted Liens) in and to, and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, all of the assets of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the following:

(a) All accounts, including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor, and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as “Accounts”);

(b) All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (collectively referred to hereinafter as “Inventory”);

(c) All goods, including all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description, and all computer programs embedded in any of the foregoing and all supporting information relating to such computer programs (collectively referred to hereinafter as “Equipment”);

(d) All general intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments, including all contracts or contract rights to perform or receive services, to purchase or sell goods, or to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, patents and patent rights, rights in mask works, designs, trade names and trademarks and all goodwill associated therewith, trade secrets, trade processes, copyrights, licenses, permits, franchises, customer lists, computer programs and software, all internet domain names and registration rights thereto, all internet websites and the content thereof, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships, limited liability companies, and other Persons not constituting Investment Property (as defined below), all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as “General Intangibles”) (provided that for the avoidance of doubt the Voting Equity Interests (as defined in the Pledge Agreement) of CFCs which are excluded from the definition of Pledged Collateral (as defined in the Pledge Agreement) pursuant to Section 2(a)(i) of the Pledge Agreement shall not be “General Intangibles”);

(e) All deposit accounts, including demand, time, savings, passbook, or other similar accounts maintained with any bank by or for the benefit of such Grantor (collectively referred to hereinafter as “Deposit Accounts”);

(f) All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);

(g) All investment property, including all securities, security entitlements, securities accounts, commodity contracts and commodity accounts of or maintained for the benefit of such Grantor, but excluding Pledged Interests subject to the Pledge Agreement (collectively referred to hereinafter as “Investment Property”) (provided that for the avoidance of doubt the Voting Equity Interests (as defined in the Pledge Agreement) of CFCs which are excluded from the definition of Pledged Collateral (as defined in the Pledge Agreement) pursuant to Section 2(a)(i) of the Pledge Agreement shall not be “Investment Property”);

(h) All instruments, including all promissory notes (collectively referred to hereinafter as “Instruments”);

(i) All documents, including warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter as “Documents”);

(j) All rights to payment or performance under letters of credit including rights to proceeds of letters of credit (“Letter-of-Credit Rights”), and all guaranties, endorsements, Liens, other Guarantee obligations or supporting obligations of any Person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with Letter-of-Credit Rights, referred to hereinafter as “Supporting Obligations”);

(k) The commercial tort claims identified on Schedule 9(i) hereto, as such Schedule may be supplemented from time to time in accordance with the terms hereof (collectively referred to hereinafter as “Commercial Tort Claims”);

(l) All books and records relating to any of the forgoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

(m) All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

All of the property and interests in property described in subsections (a) through (m) are herein collectively referred to as the “Collateral.” Notwithstanding the foregoing, the grant of a security interest and collateral assignment under this Section 2 shall not extend to, and the term “Collateral” shall not include, any Excluded Asset.

3. Perfection. As of the date of execution of this Security Agreement or Security Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a) furnished the Administrative Agent with duly authorized financing statements in form, number and substance suitable for filing, sufficient under applicable law, and reasonably satisfactory to the Administrative Agent in order that upon the filing of the same the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

(b) to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may reasonably request, furnished the Administrative Agent with properly executed Qualifying Control Agreements, issuer acknowledgments of the Administrative Agent’s interest in Letter-of-Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and taken appropriate action acceptable to the Administrative Agent sufficient to establish the Administrative Agent’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Collateral from the applicable Grantor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance reasonably acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control; and

(c) to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may request, delivered to the Administrative Agent possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance reasonably acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

with the effect that the Liens conferred in favor of the Administrative Agent shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Liens allowed to exist under Section 7.01 of the Credit Agreement (“Permitted Liens”). All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”. The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”.

Notwithstanding anything to the contrary herein, no Perfection Action will be required with respect to any Collateral for which the cost of perfecting security interest in such Collateral exceeds the practical benefit to the Secured Parties as reasonably determined in good faith by the Administrative Agent.

4.	Maintenance of Security Interest; Further Assurances.

(a) Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Administrative Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Administrative Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, any of which Perfection Documents, at the Administrative Agent’s election, may describe the Collateral as or including all assets of the Grantor. Each Grantor hereby irrevocably ratifies and acknowledges the Administrative Agent’s authority to have effected filings of Perfection Documents made by the Administrative Agent prior to its Applicable Date.

(b) With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Administrative Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the Administrative Agent of all reasonable and documented fees and expenses

(including documentary stamp, excise or intangibles taxes but limited, in the case of attorney’s fees, to the reasonable and documented fees and expenses of one primary counsel to the Administrative Agent and one local counsel and applicable regulatory counsel in each jurisdiction) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall, upon the request of the Required Lenders, bear interest from the date of demand until paid in full at the Default Rate.

(c) Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Administrative Agent for the benefit of the Secured Parties.

5. Receipt of Payment. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the fifth Business Day following the receipt thereof, at the election of the Administrative Agent, such Grantor shall cause such Collateral to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

6. Preservation and Protection of Collateral.

(a) The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise. Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Administrative Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b) Each Grantor shall keep and maintain its tangible personal property Collateral to the extent required under Section 6.06 of the Credit Agreement.

(c) Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with the application of GAAP in the Audited Financial Statements, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including all fees and expenses of counsel (to the extent such fees and expenses are required to be reimbursed or paid by the Borrowers under the Credit Agreement) (collectively, “Attorneys’ Costs”), court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

7. Status of Grantors and Collateral Generally. Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a) It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under the Credit Agreement at any time claiming the same or any interest therein adverse to the Secured Parties. Upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Administrative Agent, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall, upon the request of the Required Lenders, bear interest from the date of demand until paid in full at the Default Rate.

(b) It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except as permitted under the Credit Agreement or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens.

(c) It has full power, legal right and lawful authority to enter into this Security Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect and exercise remedies with respect to the security interest conferred hereunder.

(e) No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Administrative Agent for the benefit of the Secured Parties in connection with the security interests conferred hereunder.

(f) Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organization Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any) as of its Applicable Date and at any time during the Covered Period, (iii) each address of the chief executive office of each Grantor as of its Applicable Date and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each owned or leased location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at its Applicable Date or has been located at any time during the Covered Period, and (vi) with respect to each location described in clause (v) that is leased by such Grantor, the name of the landlord thereof. No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, or utilize any additional location where Account Records and Account Documents may be located, except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(g) No Grantor shall cause, suffer or permit any of the tangible personal property Collateral to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of raw materials or components or the delivery of inventory to customers, in each case in the ordinary course of business) (other than Inventory or Equipment in transit, Inventory or Equipment located at customer locations in connection with completion of customer contracts in the ordinary course of business, Inventory having a value of less than $250,000 in the aggregate for any single location, or Equipment having a value of less than $250,000 in the aggregate for any single location).

(h) No Account Records and Account Documents is or shall be located at any location that is leased by such Grantor from any other Person, unless (x) such location and lessor is set forth on Schedule 7(f) attached hereto or such Grantor provides not less than thirty (30) days’ prior written notice thereof to the Administrative Agent, (y) to the extent requested by the Administrative Agent, such lessor acknowledges the Lien in favor of the Administrative Agent for the benefit of the Secured Parties conferred hereunder and waives its statutory and consensual liens and rights with respect to such Collateral in form and substance acceptable to the Administrative Agent and delivered in writing to the Administrative Agent prior to any Collateral being located at any such location, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

8. Inspection. The Administrative Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor’s usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any Person (other than Persons obligated on any Accounts (“Account Debtors”) except as expressly otherwise permitted in the Loan Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor’s affairs and finances with such Grantor’s Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors.

9. Specific Collateral.

(a) Accounts. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that all records of its Accounts (“Account Records”) and copies of proof of delivery and other documents relating to its Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) are and shall at all times be located only at such Grantor’s current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on Schedule 7(f) attached hereto or as to which the Grantor has complied with Section 7(h) hereof.

(b) Inventory. With respect to its Inventory now existing and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that all Inventory, other than Inventory in transit, Inventory located at customer locations in connection with completion of customer contracts in the ordinary course of business and Inventory having a value of less than $250,000 in the aggregate for any single location, is as of its Applicable Date located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto.

(c) Equipment. With respect to its Equipment now existing and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) The Grantors, as soon as reasonably practicable following a request therefor by the Administrative Agent, shall deliver to the Administrative Agent any and all evidence of ownership of any of the Equipment exceeding $25,000 in value (including without limitation certificates of title and applications for title).

(ii) All Equipment, other than Equipment in transit, Equipment located at customer locations in connection with completion of customer contracts in the ordinary course of business and Equipment having a value of less than $250,000 in the aggregate for any single location, is as of its Applicable Date located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto.

(d) Supporting Obligations. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Each Grantor shall upon the request of the Administrative Agent from time to time following the occurrence and during the continuance of any Default or Event of Default, deliver to the Administrative Agent the originals of all documents evidencing or constituting Supporting Obligations, together with such other documentation (executed as appropriate by the Grantor) and information as may be necessary to enable the Administrative Agent to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted under the Loan Documents or by applicable law.

(ii) With respect to each letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $250,000, each Grantor shall, at the request of the Administrative Agent cause the issuer thereof to execute and deliver to the Administrative Agent a Qualifying Control Agreement.

(iii) With respect to each transferable letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $250,000, each Grantor shall, at the Administrative Agent’s request upon and during the continuance of any Default or Event of Default, deliver to the Administrative Agent a duly executed, undated transfer form in blank sufficient in form and substance under the terms of the related letter of credit to effect, upon completion and delivery to the letter of credit issuer together with any required fee, the transfer of such letter of credit to the transferee identified in such form. Each Grantor hereby expressly authorizes the Administrative Agent following the occurrence and during the continuance of any Event of Default to complete and tender each such transfer form as transferor in its own name or in the name, place and stead of the Grantor in order to effect any such transfer, either to the Administrative Agent or to another transferee, as the case may be, in connection with any sale or other disposition of Collateral or for any other purpose permitted under the Loan Documents or by applicable law.

(e) Investment Property. With respect to its Investment Property whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Schedule 9(e) attached hereto contains a true and complete description of (x) the name and address of each securities intermediary with which such Grantor maintains a securities account in which Investment Property is or may at any time be credited or maintained, and (y) all other Investment Property of such Grantor.

(ii) Except with the express prior written consent of the Administrative Agent in each instance, all Investment Property shall be maintained at all times in the form of (a) certificated securities, which certificates shall have been delivered to the Administrative Agent together with duly executed undated stock powers endorsed in blank pertaining thereto, or (b) security entitlements credited to one or more securities accounts as to each of which the Administrative Agent has received (1) copies of the account agreement between the applicable securities intermediary and the Grantor and the most recent statement of account pertaining to such securities account (each certified to be true and correct by an officer of the Grantor) and (2) a Qualifying Control Agreement from the applicable securities intermediary which remains in full force and effect and as to which the Administrative Agent has not received any notice of termination. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit any Investment Property to be credited to or maintained in any securities account not listed on Schedule 9(e) attached hereto except in each case upon giving not less than twenty (20) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(iii) All dividends and other distributions with respect to any of the Investment Property shall be subject to the security interest conferred hereunder.

(iv) So long as no Event of Default shall have occurred and be continuing, the registration of Investment Property in the name of a Grantor as record and beneficial owner shall not be changed and such Grantor shall be entitled to exercise all voting and other rights and powers pertaining to Investment Property for all purposes not inconsistent with the terms hereof or of any Qualifying Control Agreement relating thereto.

(v) Upon the occurrence and during the continuance of any Event of Default, at the option of the Administrative Agent, all rights of the Grantors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to clause (iv) immediately above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Grantor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Investment Property upon the occurrence and during the continuance of any Default or Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and each Grantor hereby agrees to provide such further proxies as the Administrative Agent may request; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

(f) Deposit Accounts. With respect to its Deposit Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Schedule 9(f) attached hereto contains the name and address of each depositary institution with which such Grantor maintains a Deposit Account.

(ii) Except with the express prior written consent of the Administrative Agent in each instance, all Deposit Accounts shall be maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement (other than Deposit Accounts maintained with Bank of America or the Specified Deposit Accounts). Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit (x) any deposit to be evidenced by a certificate of deposit unless such certificate of deposit is a negotiable instrument and promptly upon receipt thereof such certificate shall have been delivered to the Administrative Agent, together with a duly executed undated assignment in blank affixed thereto, or (y) any Deposit Account not listed on Schedule 9(f) attached hereto (other than Deposit Accounts maintained with Bank of America) to be opened or maintained except in each case upon giving not less than twenty (20) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(g) Chattel Paper. With respect to its Chattel Paper whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Each Grantor shall at all times retain sole physical possession of the originals of all Chattel Paper evidencing an amount exceeding $250,000 (other than electronic Chattel Paper and the electronic components of hybrid Chattel Paper); provided, however, that (x) upon the request of the Administrative Agent from time to time, such Grantor shall immediately deliver physical possession of such Chattel Paper to the Administrative Agent or its designee, and (y) in the event that there shall be created more than one original counterpart of any physical document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with “1” and such Grantor shall retain the counterpart numbered “1”.

(ii) All counterparts of all tangible Chattel Paper (and the tangible components of hybrid Chattel Paper) shall immediately upon the creation or acquisition thereof by any Grantor be conspicuously legended as follows: “A FIRST PRIORITY SECURITY INTEREST IN THIS CHATTEL PAPER HAS BEEN GRANTED TO BANK OF AMERICA, N.A., FOR ITSELF AND AS ADMINISTRATIVE AGENT FOR CERTAIN SECURED PARTIES PURSUANT TO A SECURITY AGREEMENT DATED AS OF AUGUST 22, 2011, AS AMENDED FROM TIME TO TIME. NO SECURITY INTEREST OR OTHER INTEREST IN FAVOR OF ANY OTHER PERSON MAY BE CREATED BY THE TRANSFER OF PHYSICAL POSSESSION OF THIS CHATTEL PAPER OR OF ANY COUNTERPART HEREOF EXCEPT BY OR

WITH THE CONSENT OF THE AFORESAID ADMINISTRATIVE AGENT AS PROVIDED IN SUCH SECURITY AGREEMENT.” In the case of electronic Chattel Paper (including the electronic components of hybrid Chattel Paper), no Grantor shall create or acquire any such Chattel Paper unless, prior to such acquisition or creation, it shall have taken such Perfection Action as the Administrative Agent may require to perfect by control the security interest of the Administrative Agent for the benefit of the Secured Parties in such Collateral.

(iii) Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any material provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Chattel Paper evidencing an amount exceeding $250,000, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Chattel Paper as collateral.

(h) Instruments. With respect to its Instruments whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that each Grantor shall (i) maintain at all times, and furnish to the Administrative Agent at the Administrative Agent’s reasonable request, a current list identifying in reasonable detail Instruments of which such Grantor is the payee or holder and having a face amount payable in excess of $250,000, but, other than during the continuance of an Event of Default, not more than once per fiscal year, and (ii) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be reasonably necessary to enable the Administrative Agent to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents or by applicable law.

(i) Commercial Tort Claims. With respect to its Commercial Tort Claims whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Schedule 9(i) attached hereto contains a true and complete list of all Commercial Tort Claims in which any Grantor has an interest and which have been identified by a Grantor as of its Applicable Date, and as to which the Grantor believes in good faith there exists the possibility of recovery (including by way of settlement) of monetary relief in excess of $250,000 (“Grantor Claims”). Each Grantor shall furnish to the Administrative Agent upon its reasonable request but, other than during the continuance of an Event of Default, not more than once per fiscal year, a list of all Grantor Claims that are not then described on Schedule 9(i) attached hereto and stating that each of such additional Grantor Claims shall be deemed added to such Schedule 9(i) and shall constitute a Commercial Tort

Claim, a Grantor Claim, and additional Collateral hereunder, and (y) summarizing the status or disposition of any Grantor Claims that have been settled, or have been made the subject of any binding mediation, judicial or arbitral proceeding, or any judicial or arbitral order on the merits, or that have been abandoned. With respect to each such additional Grantor Claim, such Grantor Claim shall be and become part of the Collateral hereunder from the date such claim is identified to the Administrative Agent as provided above without further action, and (ii) the Administrative Agent is hereby authorized at the expense of the applicable Grantor to execute and file such additional financing statements or amendments to previously filed financing statements, and take such other action as it may deem reasonably necessary or advisable, to perfect the Lien on such additional Grantor Claims conferred hereunder, and the Grantor shall, if required by applicable law or otherwise at the reasonable request of the Administrative Agent, execute and deliver such Perfection Documents and take such other Perfection Action as the Administrative Agent may reasonably determine to be necessary or advisable to perfect or protect the Lien of the Administrative Agent for the benefit of the Secured Parties in such additional Grantor Claims conferred hereunder.

10. Casualty and Liability Insurance Required.

(a) Each Grantor will maintain insurance with respect to the Collateral to the extent required under Section 6.07 of the Credit Agreement.

(b) Each insurance policy obtained in satisfaction of the requirements of Section 10(a):

(i) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least thirty (30) days’ prior written notice to the Administrative Agent, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days’ prior written notice to the Administrative Agent;

(ii) without limiting the generality of the foregoing, all insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Administrative Agent, for the benefit of the Secured Parties, as loss payee and the Administrative Agent and Secured Parties as parties insured thereunder in respect of any claim for payment.

(c) Prior to expiration of any such policy, such Grantor shall furnish the Administrative Agent with evidence satisfactory to the Administrative Agent that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

(d) Each Grantor hereby makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), for the benefit of the Secured Parties, as such Grantor’s true and lawful attorney (and agent-

in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

(e) In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Administrative Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Administrative Agent, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Administrative Agent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(f) The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Collateral Document.

11. Rights and Remedies Upon Event of Default. Upon and during the continuance of an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a) All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b) The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Administrative Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Administrative Agent or any agent of the Administrative Agent, for such time as the

Administrative Agent may desire, in order effectively to collect or liquidate the Collateral, (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d) The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Administrative Agent, on behalf of the Secured Parties, deems necessary to receive such Grantor’s mail, including notifying the post office authorities to change the address for delivery of such Grantor’s mail to such address as the Administrative Agent, on behalf of the Secured Parties, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that Administrative Agent has a security interest therein for the benefit of the Secured Parties (provided that the Administrative Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Administrative Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Administrative Agent if requested to do so by the Administrative Agent; and (xi) do all acts and things and execute all documents necessary, in Administrative Agent’s sole discretion, to collect the Payment Collateral; and

(e) The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Administrative Agent, in its sole discretion, may deem advisable. The Administrative Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Administrative Agent for the benefit of the Secured Parties is hereby granted an irrevocable fully paid license or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Administrative Agent shall deem appropriate, but the Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Administrative Agent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement. Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

12. Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as the Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Administrative Agent’s possession or the Administrative Agent’s control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations;

(d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

(e) to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

14. Certain Waivers by the Grantors. Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Loan Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured

Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) until 93 days immediately following the Facility Termination Date or such other period as may be agreed to in writing by the Administrative Agent, any right of subrogation, and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties. Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

15. Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

16. Other Rights. The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any other Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

17. Anti-Marshaling Provisions. The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.

18. Entire Agreement. This Security Agreement and each Security Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof and of the Security Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof. Neither this Security Agreement nor any Security Joinder Agreement may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in a manner other than as provided in the Credit Agreement.

19. Third Party Reliance. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20. Binding Agreement; Assignment. This Security Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Security Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein. Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

21. Secured Cash Management Agreements and Secured Hedging Agreements. No Secured Party (other than the Administrative Agent) that obtains the benefit of this Security Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or the L/C Issuer and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Security Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, the Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Security Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

22. Severability. If any provision of this Security Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23. Counterparts. This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 23, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Security Agreement.

24. Termination. Subject to the provisions of Section 13, this Security Agreement and each Security Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Security Agreement, the Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

25. Notices. Any notice required or permitted hereunder or under any Subsidiary Guaranty Joinder Agreement shall be given, (a) with respect to each Grantor, at the address of the Company indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

26. Joinder. Each Person that shall at any time execute and deliver to the Administrative Agent a Security Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Administrative Agent for the benefit of the Secured Parties all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder. Each Security Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

27. Rules of Interpretation. The rules of interpretation contained in Section 1.03 of the Credit Agreement shall be applicable to this Security Agreement and each Security Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

28. Governing Law; Jurisdiction; Etc.

(a) THIS SECURITY AGREEMENT AND EACH SECURITY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF

THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 25. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

29. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

GRANTORS: MASTEC, INC., a Florida corporation

By:	//s// C. Robert Campbell
Name:	C. Robert Campbell
Title: Executive Vice President, Chief Financial Officer and Principal Accounting Officer

CAM COMMUNICATIONS, INC., a Maryland corporation

By:	//s// C. Robert Campbell
Name:	C. Robert Campbell
Title:	Vice President and Treasurer

EC SOURCE SERVICES, LLC, a Florida limited liability company

By:	//s// Robert E. Apple
Name:	Robert E. Apple
Title:	Executive Vice President

GLOBETEC CONSTRUCTION, LLC, a Florida limited liability company

By:	//s// C. Robert Campbell
Name:	C. Robert Campbell
Title: Executive Vice President, Chief Financial Officer

MASTEC CONTRACTING COMPANY, INC., a Nevada corporation

By:
Name:
Title:

SECURITY AGREEMENT

Signature Page

MASTEC NORTH AMERICA, INC., a Florida corporation

By:	//s// C. Robert Campbell
Name:	C. Robert Campbell
Title: Executive Vice President, Chief Financial Officer and Principal Accounting Officer

MASTEC RENEWABLES CONSTRUCTION COMPANY, INC., a Florida corporation

By:	//s// Robert E. Apple
Name:	Robert E. Apple
Title:	Executive Vice President

MASTEC RESIDENTIAL SERVICES, LLC, a Florida limited liability company

By:	//s// C. Robert Campbell
Name:	C. Robert Campbell
Title: Executive Vice President, Chief Financial Officer

MASTEC WIRELESS SERVICES, LLC, a Florida limited liability company

By:	//s// C. Robert Campbell
Name:	C. Robert Campbell
Title: Executive Vice President, Chief Financial Officer

NSORO MASTEC, LLC, a Florida limited liability company

By:	//s// C. Robert Campbell
Name:	C. Robert Campbell
Title:	Vice President

SECURITY AGREEMENT

Signature Page

OPTIMA NETWORK SERVICES, INC., a California corporation

By:	//s// C. Robert Campbell
Name:	C. Robert Campbell
Title : Executive Vice President, Chief Financial Officer

PRECISION PIPELINE LLC, a Wisconsin limited liability company

By:	//s// Michael Daniel Murphy
Name:	Michael Daniel Murphy
Title:	President

PRECISION PIPELINE LLC, a Wisconsin limited liability company

By:	//s// Michael Daniel Murphy
Name:	Michael Daniel Murphy
Title:	President

PRECISION TRANSPORT COMPANY, LLC, a Wisconsin limited liability company

By:	//s// Michael Daniel Murphy
Name:	Michael Daniel Murphy
Title:	President

PUMPCO, INC., a Texas corporation

By:	//s// C. Robert Campbell
Name:	C. Robert Campbell
Title:	Vice President

THREE PHASE LINE CONSTRUCTION, INC., a New Hampshire corporation

By:	//s// Stanley Tedder
Name:	Stanley Tedder
Title:	President

WANZEK CONSTRUCTION, INC., a North Dakota corporation

By:	//s// C. Robert Campbell
Name:	C. Robert Campbell
Title:	Vice President

SECURITY AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	//s// Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Vice President

SECURITY AGREEMENT

Signature Page